                                                                      Exhibit 11

                       P & F INDUSTRIES, INC. AND SUBSIDIARIES

                                      EXHIBIT 11

                 SCHEDULE OF COMPUTATION OF EARNINGS PER COMMON SHARE

                             QUARTER ENDED JUNE 30, 1997
                =====================================================



                                                              FULLY
                                               PRIMARY       DILUTED
                                              -------       -------

Net income                                   $  487 038    $  487 038

Dividends on preferred stock                         --            --
                                             ----------    ----------

Net income for earnings per
  common share                               $  487 038    $  487 038
                                             ----------    ----------
                                             ----------    ----------

Weighted average number of common
  shares outstanding during the year          2 979 991     2 979 991

Common share equivalents - shares
  issuable upon exercise of stock
  options                                       492 206       492 206
                                             ----------    ----------

Weighted average number of common
  shares and common share equivalents
  used in calculation of earnings
  per common share                            3 472 197     3 472 197
                                             ----------    ----------
                                             ----------    ----------

Earnings per common share                         $ .14         $ .14
                                                  -----         -----
                                                  -----         -----

                       P & F INDUSTRIES, INC. AND SUBSIDIARIES

                                      EXHIBIT 11
                                     (CONTINUED)

                 SCHEDULE OF COMPUTATION OF EARNINGS PER COMMON SHARE

                             QUARTER ENDED JUNE 30, 1996
                 ====================================================

                                                              FULLY
                                               PRIMARY       DILUTED
                                              -------       -------


Net income                                   $  355 796    $  355 796

Dividends on preferred stock                    (65 837)      (65 837)
                                             ----------    ----------

Net income for earnings per
  common share                               $  289 959    $  289 959
                                             ----------    ----------
                                             ----------    ----------

Weighted average number of common
  shares outstanding during the year          2 929 991     2 929 991

Common share equivalents - shares
  issuable upon exercise of stock
  options                                       285 893       338 424
                                             ----------    ----------

Weighted average number of common
  shares and common share equivalents
  used in calculation of earnings
  per common share                            3 215 884     3 268 415
                                             ----------    ----------
                                             ----------    ----------

Earnings per common share                         $ .09         $ .09
                                                  -----         -----
                                                  -----         -----

                       P & F INDUSTRIES, INC. AND SUBSIDIARIES

                                      EXHIBIT 11
                                     (CONTINUED)

                 SCHEDULE OF COMPUTATION OF EARNINGS PER COMMON SHARE

                            SIX MONTHS ENDED JUNE 30, 1997
                 ====================================================

                                                              FULLY
                                               PRIMARY       DILUTED
                                               -------       -------

Net income                                   $  848 512    $  848 512

Dividends on preferred stock                    (21 857)      (21 857)
                                             ----------    ----------

Net income for earnings per
  common share                               $  826 655    $  826 655
                                             ----------    ----------
                                             ----------    ----------


Weighted average number of common
  shares outstanding during the year          2 968 113     2 968 113

Common share equivalents - shares
  issuable upon exercise of stock
  options                                       505 070       505 070

                                             ----------    ----------

Weighted average number of common
  shares and common share equivalents
  used in calculation of earnings
  per common share                            3 473 183     3 473 183
                                             ----------    ----------
                                             ----------    ----------

Earnings per common share                         $ .24         $ .24
                                                  -----         -----
                                                  -----         -----

                       P & F INDUSTRIES, INC. AND SUBSIDIARIES

                                      EXHIBIT 11
                                     (CONTINUED)

                 SCHEDULE OF COMPUTATION OF EARNINGS PER COMMON SHARE

                            SIX MONTHS ENDED JUNE 30, 1996
                 ====================================================

                                                              FULLY
                                               PRIMARY       DILUTED
                                               -------       -------

Net income                                   $  706 089    $  706 089

Dividends on preferred stock                   (131 673)     (131 673)
                                             ----------    ----------
                                                574 416       574 416
                                             ----------    ----------
                                             ----------    ----------

Addback to net income of decrease
  in interest expense resulting
  from assumed use of proceeds
  from exercise of options to
  reduce outstanding debt                           450            --
                                            ----------    ----------

Net income for earnings per
  common share                               $  574 866    $  574 866
                                             ----------    ----------
                                             ----------    ----------


Weighted average number of common
  shares outstanding during the year          2 929 991     2 929 991

Common share equivalents - shares
  issuable upon exercise of stock
  options                                       258 133       339 380
                                             ----------    ----------

Weighted average number of common
  shares and common share equivalents
  used in calculation of earnings
  per common share                            3 188 124     3 269 371
                                             ----------    ----------

                                             ----------    ----------

Earnings per common share                         $ .18         $ .18
                                                  -----         -----
                                                  -----         -----